UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Oregon	0-18188	93-0589534
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 S.W. Naito Parkway
Portland, OR		97204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                              (503) 243-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Effective November 17, 2005, the Audit Committee of the Board of Directors of Paulson Capital Corp. (the “Company”) approved the engagement of McGladrey & Pullen, LLP (“McGladrey & Pullen”) as the Company’s independent auditors for the fiscal year ending December 31, 2005, to replace Grant Thornton LLP (“Grant Thornton”), who were dismissed as the Company’s auditors as of the same date.  This action followed the Audit Committee’s determination that the Company’s audit and tax services should be separated.  The Company intends to continue its relationship with Grant Thornton for tax services.

Grant Thornton’s audit reports on the Company’s financial statements as of and for the two most recent fiscal years, which ended December 31, 2003 and 2004, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim periods through September 30, 2005:

(i) there was no disagreement between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their report on the financial statements;

(ii) none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii) the Company did not consult with McGladrey & Pullen regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Grant Thornton with a copy of the foregoing statement.  A letter from Grant Thornton, dated November 23, 2005, stating its agreement with such statement is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1         Letter from Grant Thornton LLP regarding change in certifying accountant.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

November 23, 2005	By:	/s/ Chester L.F. Paulson

Name: Chester L.F. Paulson
Title: President